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                                                              EXHIBIT (h)(16)(b)

[LOGO] American General
       Life Companies

                               December ___, 2010

Vanguard Variable Insurance Fund
The Vanguard Group, Inc.
P. O. Box 2600
Valley Forge, PA  19482

Re:      (1)      Participation Agreement dated September 2, 2003 among American
                  International Life Assurance Company of New York ("AI Life"),
                  Vanguard Variable Insurance Fund ("Vanguard VIF"), The
                  Vanguard Group, Inc. and Vanguard Marketing Corporation
                  ("Vanguard VIF Participation Agreement")
         (2)      Fund Participation Agreement dated December 27, 2001 among AIG
                  Life Insurance Company ("AIG Life"), on its own behalf and on behalf of AI Life, and The Vanguard Group, Inc. ("Vanguard
                  Group Participation Agreement")
         (3)      Rule 22c-2 Amendment to Agreements dated April 16, 2007
                  between Vanguard VIF, The Vanguard Group, Inc., Vanguard
                  Marketing Corporation and AI Life ("Rule 22c-2 Agreement")
                  (Vanguard VIF Participation Agreement, Vanguard Group
                  Participation Agreement and Rule 22c-2 Agreement are collectively referred to hereinafter as the "Agreements")

Dear Fund Partner:

         In reference to the above Agreements, AI Life wishes to request your consent and agreement to the following assignments or amendments to the
Agreements: (i) the assignment of the Agreements from AI Life to The United States Life Insurance Company in the City of New York ("USL"), an affiliate of AI Life and (ii) to replace references to AIG Equity Sales Corp. as the principal underwriter in the Vanguard VIF Participation Agreement.

         As you may already be aware, AI Life will be merging with and into USL, the surviving company, effective December 31, 2010 (hereinafter referred to as the "Merger").

         Your fund trust company may have agreements with AI Life pursuant to which the trust acted as an investment vehicle for separate accounts established by AI Life for variable life insurance policies and variable annuity contracts (the "Contracts").

         As a result of the Merger, if AI Life was a party to the Agreements, then all rights, duties and obligations arising under the Agreements would be effectively assigned to USL which company will assume the rights, duties and obligations of AI Life thereunder.

         Pursuant to Article 11.8 of the Vanguard VIF Participation Agreement and Section 8(d) of the Vanguard Group Participation Agreement, AI Life hereby requests your consent to the assignment of its rights, duties and obligations under such agreements to USL. AI Life also requests your consent to the assignment of the rights, duties and obligations of AI Life under the Rule 22c-2 Agreement to USL. The consent to the assignments will be effective December 31, 2010.

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         AIG Life is a party to the Vanguard Group Participation Agreement, however, its rights, duties and obligations under such agreement are unaffected by the Merger. Effective December 8, 2009, AIG Life changed its name to American General Life Insurance Company of Delaware.

         American General Equity Services Corporation ("AGESC") replaced AIG Equity Sales Corp. ("AIG Equity") as the principal underwriter for the Account and any subaccounts thereof. AGESC is registered as a broker-dealer under the Securities Exchange Act of 1934. All references in the Vanguard VIF Participation Agreement to AIG Equity are hereby replaced with American General Equity Services Corporation or AGESC, as appropriate.

         To the extent that provisions of the Agreements and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects as amended hereby.

         If you have any questions regarding this matter, please contact ________________ at _______________ or ________________ at ____________.

AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE
(FORMERLY AIG LIFE INSURANCE COMPANY)

                                           ATTEST:

By:                                        By:
   ----------------------------------         ----------------------------------

AMERICAN INTERNATIONAL LIFE
ASSURANCE COMPANY OF NEW YORK

                                           ATTEST:

By:                                        By:
   ----------------------------------         ----------------------------------

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK

                                           ATTEST:

By:                                        By:
   ----------------------------------         ----------------------------------

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Consented to, Acknowledged and Agreed:

VANGUARD VARIABLE INSURANCE FUND


By:
   ----------------------------------
    Name:
    Title:

THE VANGUARD GROUP, INC.


By:
   ----------------------------------
    Name:
    Title:

VANGUARD MARKETING CORPORATION


By:
   ----------------------------------
    Name:
    Title:

                      AMERICAN GENERAL LIFE COMPANIES, LLC
                 2929 Allen Parkway, A30-25 . Houston, TX 77019